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Item 6. Exhibit (10)(k)


                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 (July 1, 2002)

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                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I.    PURPOSE .......................................................    2
     1.1    Establishment ...................................................    2
     1.2    Purpose .........................................................    2
     1.3    Compliance ......................................................    2

ARTICLE II.   DEFINITIONS ...................................................    2
     2.1    Accrued Benefit .................................................    2
     2.2    Administrator ...................................................    2
     2.3    Board ...........................................................    2
     2.4    Code ............................................................    2
     2.5    Committee .......................................................    3
     2.6    Company .........................................................    3
     2.7    ERISA ...........................................................    3
     2.8    Plan ............................................................    3
     2.9    Vested Interest .................................................    3

ARTICLE III.  ELIGIBILITY AND PARTICIPATION .................................    3
     3.1    Eligibility .....................................................    3
     3.2    Retirement Benefits .............................................    3
     3.3    Death Benefits ..................................................    3

ARTICLE IV.   ADMINISTRATION ................................................    4
     4.1    Administration ..................................................    4
     4.2    No Liability of Committee Members ...............................    4
     4.3    Claims Procedures ...............................................    4

ARTICLE V.    MISCELLANEOUS .................................................    6
     5.1    General Creditor Status .........................................    6
     5.2    Change in Control or other Discontinuance .......................    6
     5.3    Non-Alienation of Benefits ......................................    6
     5.4    Payments to Persons other than the CEO ..........................    6
     5.5    Amendment or Termination ........................................    6
     5.6    Effect of Trust Fund ............................................    7
     5.7    Unfunded Plan: Governing Law ....................................    7
     5.8    Taxes ...........................................................    7
     5.9    Other Plans .....................................................    7
     5.10   Not an Employment Contract ......................................    7
     5.11   Forfeiture ......................................................    7
     5.12   Captions ........................................................    7
     5.13   Severability ....................................................    7
     5.14   Effective Date ..................................................    8

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                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I.
                                     PURPOSE

     1.1 Establishment. Washington Real Estate Investment Trust (the "Company") has established this Supplemental Executive Retirement Plan effective as of July 1, 2002 for the benefit of Edmund B. Cronin, Jr. Chairman of the Board, President and Chief Executive Officer ("CEO").

     1.2 Purpose. The Company intends by the adoption of this Plan to recognize the value to the Company of past and present services provided by the CEO and to encourage his continued service with the Company by making more adequate provision for his future retirement security.

     1.3 Compliance. This Plan is intended to be an unfunded plan for purposes of the Code and Title I of ERISA. It is the Company's intent that this Plan be exempt from ERISA's provisions to the maximum extent permitted by law. This Plan is intended to be an unfunded "top-hat" plan maintained primarily for a select group of management or highly-compensated employees under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and therefore is not subject to participation and vesting, funding and fiduciary requirements under ERISA.

                                   ARTICLE II.
                                   DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     2.1 "Accrued Benefit" means the annual amount of the retirement benefit which the CEO has earned as of any particular time under the Plan. The Accrued Benefit shall mean the product of (i) Two Hundred Thousand Dollars ($200,000) multiplied by (ii) a fraction, the numerator of which is the number of whole months which have elapsed from the date of the CEO's sixty fifth (65/th/) birthday and the denominator of which is the number of whole months between the CEO's sixty fifth (65/th/) birthday and the CEO's seventieth (70/th/) birthday. For these purposes, the number of months to be included in the denominator shall not include any months subsequent to the date of the CEO's termination of employment with the Company for any reason.

     2.2 "Administrator" means the Senior Vice President of Administration of Washington Real Estate Investment Trust.

     2.3 "Board" means the Board of Trustees of Washington Real Estate Investment Trust.

     2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

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     2.5 "Committee" means the Compensation Committee of the Board of Trustees of Washington Real Estate Investment Trust.

     2.6 "Company" means Washington Real Estate Investment Trust.

     2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.8 "Plan" means this Supplemental Executive Retirement Plan of Washington Real Estate Investment Trust.

     2.9 "Vested Interest" shall mean the CEO's right to receive a benefit from the Plan. The CEO shall vest in accordance with the following schedule for each year of continuous employment with the Company measured by reference to his birthday and commencing with the CEO's sixty-fifth (65th) birthday:

              Years of Continuous Employment              Percentage Vested
              ------------------------------              -----------------

                            1                                     0%
                            2                                     0%
                            3                                    50%
                            4                                    75%
                            5                                   100%

The CEO shall be 100% vested upon his seventieth (70th) birthday, if having remained employed through said date. In addition, the CEO shall become 100% vested in the event of his termination of employment prior to his seventieth
(70th) birthday due to the incurrence of a total and permanent disability (as defined in the Company's long-term disability plan). In addition, the Board of Trustees may, in its sole and absolute discretion, elect to accelerate the rate of vesting in whole or in part at any time.

                                  ARTICLE III.
                          ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility. The CEO shall be the only employee of the Company eligible to participate in this Plan.

     3.2 Retirement Benefits. Upon his termination of employment from the Company for any reason other than death or a discharge due to gross negligence or gross misconduct, the CEO will be entitled to receive an annual benefit, payable in equal monthly amounts and commencing on the first day of the month following the CEO's termination of employment, equal to his Accrued Benefit times his Vested Interest. As such, in the event the CEO continues in the employment of the Company until his seventieth (70th) birthday, the annual benefit to be paid to the CEO shall be $200,000. Such benefit shall continue to be paid to the CEO through the CEO's lifetime and shall terminate on the last day of the month following the CEO's death.

     3.3 Death Benefits.

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          (a)  In the event the CEO dies while employed by the Company, no death benefit will be paid under this Plan to the CEO's beneficiary.

          (b) In the event the CEO dies subsequent to a termination of employment from the Company for any reason other than a discharge due to gross negligence or gross misconduct, and if the CEO had not previously received at least one hundred and eighty (180) monthly payments under the Plan, then the beneficiary of the CEO shall continue to receive from the Plan the same monthly payment as had been made to the CEO until the combination of the number of monthly payments made to the CEO prior to his death and the number of monthly payments made to the CEO's beneficiary equals one hundred and eighty (180).

                                  ARTICLE IV.
                                 ADMINISTRATION

     4.1 Administration. The Plan shall be administered by the Committee. The Committee shall have all powers necessary to carry out the provisions of the Plan, including, without reservation, discretionary authority to interpret the provisions of the Plan, and the power to delegate to other persons the duty to perform administrative matters and the discretionary authority to interpret the provisions of the Plan.

     4.2 No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against the Committee or any member of the Committee.

     4.3 Claims Procedures. Claims for benefits under the Plan shall be submitted in writing to and decided by the person designated by the Committee. A claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing prior to the time when a decision is rendered on the claim. Under normal circumstances a final decision on a claimant's request for benefits shall be made within ninety (90) days after receipt of the claim. However, if special circumstances require an extension of time to process a claim, a final decision may be deferred up to one hundred eighty (180) days after receipt of the claim if prior to the end of the initial ninety (90) day period the claimant is furnished written notice of the special circumstances requiring the extension and the anticipated date of a final decision. If the claim is denied, within the applicable period of time set out above, the claimant shall receive written notification of the denial, which notice shall set forth in a manner reasonably calculated to be understood by such claimant (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent provision of the Plan on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect such claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's review procedure. If such a notice is not furnished and such claim has not been allowed within the ninety (90) day period after receipt of the claim, such claim shall be deemed to have been denied.

         In the event a claim is denied or in the event no action is taken on the claim within the above-described period(s) of time, the following procedure shall be used:

                (a) First, in the event that the claimant does not timely
                    receive the above-described written notification, the claimant's request for benefits shall be deemed to be denied as of the last day of the relevant period and the claimant shall be entitled to a full review of his or her claim in accordance with the following provisions of this Section.

                (b) Second, a claimant is entitled to a full review of his or her claim after actual or constructive notification of a denial. A claimant or the authorized representative of a claimant desiring a claim review must make a written request to the Committee requesting such a review, which request shall contain all information which the claimant wishes the Committee to consider. Incident to the review, the claimant or the claimant' s authorized representative will have the right to inspect all documents pertaining to the claim and to submit issues and comments in writing. The Committee may conduct any independent investigation which it deems necessary to render its decision.

A request for a review must be filed with the Committee within sixty (60) days after the denial of the claim for benefits was actually or constructively received by the claimant. If no request is received within the sixty (60) day time limit, the denial of benefits will be final. However, if a request for review of a denied claim is timely filed, the Committee must render its decision under normal circumstances within sixty (60) days of the receipt of the request for review. However, if special circumstances require an extension of time, the decision may be delayed if prior to expiration of the initial sixty (60) day period the claimant is notified of the extension, but must in any event be rendered no later than one hundred twenty (120) days after the receipt of the request. If the decision on review is not furnished the claimant within the applicable time period(s) set out above, the claim shall be deemed denied on the last day of the relevant period. All decisions of the Committee shall be in writing setting forth in a manner reasonably calculated to be understood by the claimant the specific reasons for whatever action has been taken, and the provisions of the Plan on which the decision is based. A claimant shall be precluded from bringing suit for benefits unless a review of the claimant's benefit claim has been properly requested and an adverse decision on review received. For all purposes of the Plan, said decisions on claims (where no review is requested) and decisions or review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefit eligibility, the computation of the employee's amount of benefit and as to any other matter of fact or interpretation relating to the Plan.

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                                   ARTICLE V.
                                  MISCELLANEOUS

     5.1 General Creditor Status. To the extent that the CEO acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and the CEO shall have only the unsecured promise of the Company that such payment shall be made. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund other than a trust designed to qualify as a "Rabbi Trust" shall be established and no segregation of assets shall be made to assure payment of such amounts. The CEO and his surviving spouse or other beneficiary shall have no right, title or interest in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. All such assets shall be the property solely of the Company and shall be subject to the claims of the Company's unsecured general creditors.

     5.2 Change in Control or other Discontinuance. The CEO shall become fully vested under the Plan upon a change in control of the Company resulting in the termination of the CEO as CEO of the controlling parent company. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization or from any reincorporation or change of name of the company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of the CEO's rights under the Plan in any agreement or plan which it may enter into or adopt to effect such merger, consolidation, reorganization, reincorporation, change of name or transfer of assets.

     5.3 Non-Alienation of Benefits. To the extent permitted by law, the CEO and his surviving spouse or other beneficiary shall not have the right to alienate, anticipate, commute, sell, assign, transfer, pledge, encumber or otherwise convey the right to receive any payments under the Plan, and any payments under the Plan or rights thereto shall not be subject to the debts, liabilities, contracts, engagements or torts of the CEO or his surviving spouse or other beneficiary nor to attachment, garnishment or execution, nor shall they be transferable by operation of law in the event of bankruptcy or insolvency. Any attempt, whether voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     5.4 Payments to Persons other than the CEO. If the Committee shall find that the CEO or the death beneficiary of the CEO, if applicable, is unable to care for such person's affairs because of illness or accident, or has died, then any payment due to the CEO or to his estate or to such death beneficiary, if applicable (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company (or trustee in the event a trust fund is established in connection with the Plan), be paid to such person's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan, any trust fund established in accordance with Section 5.6 hereof and the Company therefor.

     5.5 Amendment or Termination. The Board may, with prospective or retroactive effect, amend, suspend, or terminate the Plan or any portion thereof at any time, and delegates to the Committee the authority to adopt amendments which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, provided any such amendment does not significantly affect the cost to the Company of maintaining the Plan. However, no amendment, suspension or termination of the Plan shall without the consent of the CEO impair or adversely affect any benefits accrued and vested under the Plan as of the date of such action (determined as if the CEO then employed had terminated his employment as of the date of such amendment, suspension or termination).

     5.6 Effect of Trust Fund. The Company shall be responsible for the payment of all benefits to the CEO as provided under the Plan. The Company may, in its discretion, establish a trust to be used for the purpose of providing for the payment of such benefits. Although such a trust may be irrevocable, its assets shall be held for payment of the Company's general creditors in the event of the Company's bankruptcy or insolvency. To the extent any benefits provided under the Plan are paid from a trust, the Company shall have no further obligation to pay that portion of the benefit due. If not paid from the trust, the benefits shall remain the obligation of the Company.

     5.7 Unfunded Plan: Governing Law. As provided in Section 1.3, the Plan is intended to constitute an unfunded deferred compensation arrangement for the CEO and all rights thereunder shall be governed by and be construed in accordance with the laws of the State of Maryland.

     5.8 Taxes. The amount of any taxes required to be withheld from the CEO's distribution by an federal, state, or local government shall be deducted from the distribution. The CEO shall bear any and all federal, state, or local or other taxes imposed on amounts accrued under or distributed from the Plan. The Company does not represent or guarantee that any particular federal or state, income, payroll, personal property or other tax consequences will result from participation in the Plan.

     5.9 Other Plans. Benefits payable under the Plan shall not be deemed salary or other compensation to the CEO for the purpose of computing benefits to which he may be entitled under any other plan or arrangement of the Company.

     5.10 Not an Employment Contract. This Plan shall not be deemed to constitute a contract of employment between the Company and the CEO, nor shall any provision herein restrict the right of the Company to discharge the CEO, or restrict the right of the CEO to terminate his employment.

     5.11 Forfeiture. In the event that the CEO shall be terminated for gross negligence or gross misconduct, this Plan shall terminate immediately and no benefits or payments of any kind will be made hereunder.

     5.12 Captions. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan.

     5.13 Severability. If any section of this Plan is held to be unenforceable, it shall be severed and shall not effect the validity and enforceability of the remaining sections hereof.

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     5.14 Effective Date. The Plan shall be effective as of July 1, 2002.

IN WITNESS WHEREOF, the Company and the CEO have hereunder executed their understanding and agreement to the terms and conditions of this Plan. .

                                     By  /s/ John P. McDaniel
                                         ---------------------------------------
                                         John P. McDaniel
                                         Chairman of the Compensation
                                         Committee of the Board of Trustees
                                         of Washington Real Estate Investment
                                         Trust


                                         /s/ Edmund B. Cronin
                                         ---------------------------------------
                                         Edmund B. Cronin, Jr.
                                         Chairman of the Board, President
                                         And Chief Executive Officer
                                         Washington Real Estate Investment Trust

ATTEST:                                  DATE:

____________________________
Secretary

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